REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of the 13 day of January 2001, by and among VALENCE TECHNOLOGY, INC., a Delaware corporation (the "COMPANY"), and THE 1981 KARA ANN BERG TRUST, an inter vivos trust created by an instrument dated ___________ (the "STOCKHOLDER").

                                    RECITALS

     A. The Company and the Stockholder are parties to that certain Asset Purchase Agreement, dated January 132001 (the "PURCHASE AGREEMENT") pursuant to which the Stockholder purchased 3,493,146 shares of Common Stock, $0.001 par value per share (the "COMMON STOCK") from the Company.

     B. A material inducement for the parties to consummate the transactions and issuances contemplated by the Purchase Agreement is that the Company and the Stockholder shall enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

SECTION 1. REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

     1.1 DEFINITIONS. For purposes of this Agreement:

     1.1.1 The term "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     1.1.2 The term "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     1.1.3 The term "AFFILIATE" of a Person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     1.1.4 The term "FORM S-3" means such form under the 1933 Act as is in effect on the date hereof or any other registration form under the 1933 Act that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.1.5 The term "HOLDER" means any holder of record or in street name of at least 250,000 shares of the Registrable Securities, including any pledgee of such shares.

     1.1.6 The term "PERSON" includes an individual, partnership, limited liability company, limited liability partnership, trust, estate, corporation, joint venture, unincorporated associate, government bureau or agency or other entity of whatsoever kind or nature

     1.1.7 The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

     1.1.8 The term "REGISTRABLE SECURITIES" means (i) the Common Stock held by the Stockholder, or (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, and (iii) any Common Stock of the Company issued by way of a stock split of the shares referenced in
(i) or (ii) above.

     1.1.9 The term "SEC" shall mean the Securities and Exchange Commission.

     1.2 COMPANY REGISTRATION.

     1.2.1 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock or other securities under the 1933 Act in connection with a public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to corporate reorganization or other transaction under Rule 145 of the 1933 Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Agreement, use all reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered on the same terms and conditions as the securities otherwise being sold in such registration.

     1.2.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section before the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with this Agreement. If a Holder has elected to include securities in such registration and the Company has filed a registration statement with the SEC in connection with such registration, the Company shall provide the Holder with at least 10


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calendar days notice prior to filing any document with the SEC withdrawing or terminating such registration.

     1.2.3 UNDERWRITING REQUIREMENTS. If the registration of which the Company gives notice is for a registered public offering involving an underwriting of shares of the Company's capital stock, the Company shall so advise the Holder as part of such written notice. In such event, the Company shall not be required under this Section to include any of Holder's securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not materially and adversely affect the offering by the Company. The number of shares of Registrable Securities to be included in such underwriting may be reduced in whole or in part (pro rata among the requesting Holders based upon the number of shares of Registrable Securities owned by the Holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; PROVIDED HOWEVER, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such offering for the account of any Person other than the Company or another Holder.

     1.3 OBLIGATIONS OF THE COMPANY. Whenever required under this SECTION 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     1.3.1 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the registration statement relating thereto has been completed;

     1.3.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

     1.3.3 furnish to the Holder that number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and any amendment or supplement thereto, and a reasonable number of copies of such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder;

     1.3.4 use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;


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     1.3.5 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

     1.3.6 notify Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Holder prepare and file an amendment to any such prospectus as may be necessary;

     1.3.7 cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     1.3.8 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

     1.3.9 furnish to the underwriters, at the request of Holder when requesting registration of Registrable Securities pursuant to this SECTION 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this SECTION 1 an opinion, dated such date, of the counsel representing the Company for purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (b) in the case of an underwritten public offering, a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

     1.3.10 cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by Holder, and any attorney or accountant retained by Holder, in connection with such registration.

     1.4 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this SECTION 1 with respect to the Registrable Securities of HOLDER that HOLDER shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as shall be required to effect the registration of such HOLDER's Registrable Securities.

     1.5 EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and the reasonable fees of one special counsel for the Holders, shall be paid and borne by the Company.


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     1.6 DELAY OF REGISTRATION. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this SECTION 1:

     1.7.1 To the extent permitted by law, the Company will indemnify and hold harmless Holder, the partners or officers, directors and stockholders of Holder, legal counsel and accountants for Holder, any underwriter (as defined in the 1933 Act) for Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any state securities laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities laws; and the Company will reimburse Holder, Holder's officers, directors, partners, members and stockholders, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder, underwriter or controlling person; PROVIDED FURTHER, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of Holder or underwriter, or any person controlling Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering (the "SHARES"), if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     1.7.2 To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the


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


registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, and any underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any person intended to be indemnified pursuant to this subsection, any legal or other expenses reasonably incurred by in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) PROVIDED, FURTHER that, the liability of Holder under this subsection shall be limited to the proportion of any such loss, claim, damage, or liability which is equal to the proportion that the net proceeds from the sale of the shares sold by Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds from the offering received by Holder.

     1.7.3 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

     1.7.4 If any indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other


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relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement.

     1.7.5 Notwithstanding the foregoing, to the extent that any provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, such conflicting provisions in the underwriting agreement shall control.

     1.7.6 The obligations of the Company and Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this SECTION 1, and otherwise.

     1.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     1.8.1 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

     1.8.2 file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

     1.8.3 furnish to Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.9 ASSIGNMENT; TERMINATION OF REGISTRATION RIGHTS. Stockholder may assign the registration rights under this Agreement to any pledgee or any Affiliate of Stockholder that acquires at least 250,000 shares of Registrable Securities from Stockholder so long as such pledgee or Affiliate agrees to be bound by the provisions of this Agreement. Holder shall not be entitled to exercise any right provided for in this SECTION 1 after any time after the expiration of the period set forth in Section 1.10 at which all Registrable Securities held by Holder (and any affiliate of the Holder with whom Holder must aggregate its sales under


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Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the 1933 Act.

     1.10 NO SALE FOR TWO YEARS. Notwithstanding anything to the contrary contained herein, Holder shall not sell or transfer, or attempt to sell or transfer, the Common Stock, in the public market for at least two calendar years after the Effective Date, without the prior written consent of the Company.

SECTION 2. MISCELLANEOUS

     2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2 NON-ASSIGNMENT CLAUSE. Neither party may sell, transfer, assign, sublicense, or subcontract any right or obligation hereunder without the prior written consent of the other party.

     2.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS AMONG CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

     2.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the secretary of the Company.

     2.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the term of this Agreement, the prevailing party shall be entitled to reasonable


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attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.8 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

     2.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.


COMPANY:

VALENCE TECHNOLOGY, INC.


By:  /S/ JAY KING
   ------------------------------
Name:   Jay King
Title:  Chief Financial Officer
Address:  301 conestoga Way
         ------------------------
          Henderson, NV 89015
         ------------------------
Telecopy: 702-558-1015
         ------------------------


STOCKHOLDER:

THE 1981 KARA ANN BERG TRUST


By:  /S/ CLYDE J. BERG
---------------------------------
Name:   Clyde J. Berg
Title:  Trustee
Address:
         ------------------------
         ------------------------
Telecopy:
         ------------------------